Exhibit 4.4

Execution Version

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of September 26, 2014, by and among:

1. InnoLight Technology Corporation, an exempted company with limited liability duly organized and validly existing under the laws of the Cayman Islands (the “Company”);

2. InnoLight Technology HK Limited, a limited liability company duly organized and validly existing under the laws of Hong Kong (“InnoLight HK”);

3. InnoLight Technology (Suzhou) Ltd., a limited liability company duly organized and validly existing under the laws of the People’s Republic of China (“PRC”), which is directly or indirectly wholly owned by InnoLight HK (“InnoLight SZ”);

4. Innolight Technology USA, Inc., a corporation duly organized and validly existing under the laws of the State of California, which is directly wholly owned by InnoLight SZ (“InnoLight USA”);

5. Solely for the purposes of Sections 4.7, 4.8, 4.9 and Article 10, the individuals and the holding companies owned by such individuals listed on Schedule A-1 attached hereto (each a “Founder”, and collectively the “Founders”, and such holding companies, each a “Founder Holding Company”, and collectively the “Founder Holding Companies”);

6. Each of the entities as set forth in Schedule A-2 attached hereto (collectively, the “Ordinary Shareholders”, and each an “Ordinary Shareholder”);

7. Each of the entities as set forth in Schedule A-3 attached hereto (collectively, the “Series A Preferred Shareholders”, and each a “Series A Preferred Shareholder”);

8. Each of the entities as set forth in Schedule A-4 attached hereto (collectively, the “Series A-1 Preferred Shareholders”, and each a “Series A-1 Preferred Shareholder”, together with Series A Preferred Shareholders, collectively, the “Series A Shareholders”, and each a “Series A Shareholder”);

9. Each of the entities as set forth in Schedule A-5 attached hereto (collectively, the “Series B Preferred Shareholders,” and each a “Series B Preferred Shareholder”);

10. Each of the entities as set forth in Schedule A-6 attached hereto (collectively, the “Series B-1 Preferred Shareholders”, and each a “Series B-1 Preferred Shareholder” together with the Series B Preferred Shareholders, collectively, the “Series B Shareholders”, and each a “Series B Shareholder” and together with the Series A Shareholders, the “Junior Preferred Shareholders”, each a “Junior Preferred Shareholder”);

11. Each of the entities as set forth in Schedule A-7 attached hereto (collectively, the “Series C Preferred Shareholders” or “Investors”, and each a “Series C Preferred Shareholder” or “Investor”, together with the Junior Preferred Shareholders, collectively, the “Preferred Shareholders”, and each a “Preferred Shareholder”, and collectively with the Ordinary Shareholders, the “Shareholders” and each a “Shareholder”); and

12. Key Members of the management team (the “Key Members”) as specified in Schedule B attached hereto.

InnoLight SZ is referred to collectively herein as the “PRC Company”. The Company, InnoLight HK, InnoLight USA and the PRC Company (together with all direct and indirect subsidiaries, and any other entities directly or indirectly owned or controlled by the Company) are referred to collectively herein as the “Group Companies”, and each, a “Group Company”. Preferred Shares and Junior Preferred Shares shall have the meaning under the Amended and Restated Memorandum and Articles of Association of the Company (the “Restated Articles”).

RECITALS

A. The Company, InnoLight HK, InnoLight SZ, InnoLight USA, Suzhou Xumao Co. Ltd., Sheng Liu and the Investors have entered into a Series C Preferred Shares Purchase Agreement dated July 7, 2014 (the “Series C Purchase Agreement”), pursuant to which, among other things, the Company shall issue and allot an aggregate of 13,787,829 series C convertible preferred shares, par value US$0.001 per share (the “Series C Preferred Shares”) to the Investors.

B. In connection with the consummation of the transactions contemplated by the Series C Purchase Agreement, the parties hereto desire to enter into this Agreement, the Share Restriction Agreement and the Ancillary Agreements (as defined in the Series C Purchase Agreement) for the governance, management and operations of the Group Companies and for the rights and obligations among the Series C Preferred Shareholders, the other Preferred Shareholders and the Company.

C. The Series C Purchase Agreement provides that the execution and delivery of this Agreement by the parties hereto (the “Parties”) shall be a condition precedent to the consummation of the transactions contemplated under the Series C Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1 Information and Inspection Rights.

(a) Information Rights. Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are outstanding, the Group Companies shall deliver, to each Preferred Shareholder that holds at least twenty-five percent (25%) of the Preferred Shares originally issued by the Company to such Preferred Shareholder:

(i) within one-hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by a firm of national standing of independent certified public accountants approved by the Company’s Board of Directors (“Board”) including at least one (1) Investor Director and at least one (1) Junior Preferred Director, and a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget, all prepared in accordance with the International Financial Reporting Standards or other internationally accepted accounting standards acceptable to the Board, including the approval of at least one (1) Investor Director and at least one (1) Junior Preferred Director (the “Accounting Standards”) consistently applied throughout the period;

(ii) within forty-five (45) days after the end of each of the first three fiscal quarters, a consolidated unaudited income statement and statement of cash flows for such quarter and a consolidated balance sheet for the Company as of the end of such quarter, and a comparison of the financial results of such quarterly with the corresponding quarterly budget, all prepared in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief executive officer or chief financial officer of the Company;

(iii) within thirty (30) days after the end of each month, a consolidated unaudited income statement and statement of cash flows for such month and a consolidated balance sheet for the Company as of the end of such month, and a comparison of the financial results of such month with the corresponding monthly budget, all prepared in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief executive officer or chief financial officer of the Company;

(iv) an annual budget and business plan within thirty (30) days prior to the beginning of each fiscal year in a form acceptable to the Board, including at least one (1) Investor Director and at least one (1) Junior Preferred Director ;

(v) copies of all documents or other information sent to all other Preferred Shareholders and any reports publicly filed by any Group Company with any relevant securities exchange, regulatory authority or governmental agency, no later than five (5) days after such documents or information are filed by such Group Company;

(vi) promptly upon the written request by any Investor, such other information as such Investor shall reasonably request from time to time, including, without limitation, the most recent version of the investment agreements, documents relating to subsequent financing or company management, and a copy of the official articles of association or other constitutional documents of the Group Companies (the above rights, collectively, the “Information Rights”). All financial statements to be provided to such Preferred Shareholder shall be in English and shall include an income statement, a balance sheet, a cash flow statement for the relevant period as well as for the fiscal year to-date and the analysis comparing the actual fiscal results to the annual budget and shall be prepared in conformance with the Accounting Standards.

(b) Inspection Rights. Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are outstanding, each Preferred Shareholder shall have (i) the right to inspect facilities, records and books of the Group Companies at any time during regular working hours upon reasonable prior notice to the Group Companies, (ii) the right to discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel, financial advisors, and investment bankers, and (iii) the right to appoint independent auditor to examine the accounts of the Group Companies (the auditing expense of any Investor who reasonably requests to conduct such examination shall be borne by the Group Companies) (the “Inspection Rights”).

(c) Termination of Rights. The Information Rights and Inspection Rights shall terminate upon the closing of a firm commitment underwritten public offering of the ordinary shares of the Company (“Ordinary Shares”) in the United States, that has been registered under the United States Securities Act of 1933, as amended from time to time, including any successor statutes (the “Securities Act”) or other internationally recognized stock exchange approved by the Board, including the approval of at least one (1) of the Investor Directors and at least one (1) of the Junior Preferred Directors, at (A) a price per share not less than two and a half times (2.5x) the purchase price of the Series C Preferred Shares and (B) with the net proceeds to the Company (after deducting the underwriting commissions and discounts) of at least seventy-five million U.S. dollars (US$75,000,000), in each case of (A) or (B), unless the Board including at least one (1) Investor Director and at least one (1) Junior Preferred Director approves otherwise (a “Qualified Initial Public Offering” or a “Qualified IPO”).

1.2 Board of Directors.

(a) The Company shall be managed by a Board consisting of no more than eight (8) directors, which number of directors shall not be changed except pursuant to the Restated Articles. Whereby:

(i) the Series C Preferred Shareholders (for so long as at least twenty-five percent (25%) of the Series C Preferred Shares originally issued by the Company remain outstanding) shall be entitled to appoint two (2) representatives to the Board, one (1) representative (the “LSP Director”) shall be appointed by Lightspeed China Partners I, L.P. and/or its Affiliates (as defined in Section 10.6 below) or other funds managed by it (“Lightspeed”), and one (1) representative (the “Google Director”, together with the LSP Director, the “Investor Directors”) shall be appointed by GC I, LP and/or its Affiliates (“Google”);

(ii) the Series A Shareholders (for so long as at least twenty-five percent (25%) of the Series A Preferred Shares originally issued by the Company remain outstanding) shall be entitled to appoint two (2) representative to the Board (the “Series A Directors”), with Hsing Kung and China-Singapore Suzhou Industrial Park Ventures Co., Ltd. (“Zhongxin Suzhou”) or an entity designated by Zhongxin Suzhou to hold Series A Preferred Shares, each being entitled to appoint one representative to the Board;

(iii) at the nomination of Suzhou Kaifeng Wansheng Venture Capital Investment Partnership, the Series B Shareholders (for so long as at least twenty-five percent (25%) of the Series B Preferred Shares originally issued by the Company remain outstanding) shall be entitled to appoint one (1) representative to the Board (the “Series B Director” and collectively with the Series A Directors, the “Junior Preferred Directors”, and together with the Investor Directors, the “Preferred Directors”));

(iv) the Ordinary Shareholders shall be entitled to elect one (1) representative to the Board (the “Management Director”) who shall be the individual serving as the Chief Executive Officer of the Company; provided that if for any reason the individual serving as the Management Director shall cease to serve as the Chief Executive Officer of the Company, each of the Shareholders shall promptly vote their respective Ordinary Shares or Preferred Shares (i) to remove the former Chief Executive Officer from the Board if such person has not resigned as a member of the Board; and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new Management Director; provided, further, that if the Chief Executive Officer of the Company holds less than three percent (3%) of the Company’s then outstanding Ordinary Shares, in addition to the Management Director, the Ordinary Shareholders shall be entitled to appoint a second representative to the Board who shall be appointed by the holders of a majority of the then outstanding Ordinary Shares; and

(v) at the nomination of both (i) the Management Director or the Ordinary Shareholders holding a majority of the outstanding Ordinary Shares, and (ii) both Investor Directors and at least two (2)Junior Preferred Directors, an additional director who is not an Affiliate (as defined below) of the Company or of any Shareholder may be appointed to the Board, subject to the approval of the Shareholders holding a majority of the outstanding Ordinary Shares and Preferred Shares (voting together as a single class on an as-converted basis).

(b) With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at no more than seven (7) directors, except as permitted in accordance with Section 1.2(a)(iv) above, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 1.2(a), and (iii) against any nominees not designated pursuant to Section 1.2(a). Any director designated pursuant to Section 1.2(a) may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such director pursuant to Section 1.2(a), and the Parties agree not to seek, vote for or otherwise effect the removal of any such director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a director on the Board shall have the exclusive right at any time or from time to time to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder s respective voting securities of the Company at a meeting of the members of the Company (and given written consents in lieu thereof) in support of the foregoing.

(c) Subject to the provisions of the Restated Articles, the directors may regulate their proceedings as they think fit, provided however that board meetings shall be held at least once every three (3) months unless the Board otherwise approves (so long as such approval includes the approval of at least one of the Investor Directors) and that a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all directors entitled to receive notice of the meeting at least five (5) days before the meeting and a copy of the minutes of the meeting shall be sent to such Persons promptly following such meeting. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting, there are present in person or by alternate not less than four (4) directors, which directors in each case shall include both of the Investor Directors. The Company shall reimburse the directors for all reasonable out-of-pocket expenses (travel and lodging) incurred in connection with attending any meetings of the Board and any committee thereof.

1.3 Other Group Companies. Unless otherwise agreed by the Investors, each of the PRC Company and InnoLight HK shall have the same number of directors as the Company, and each Investor shall be entitled to appoint the same number of directors to each of the PRC Company and InnoLight HK as it is entitled to appoint to the Board.

1.4 D&O Insurance; Indemnification. At such time as may be requested by any Investor Director, the Company shall purchase, and thereafter shall maintain, directors’ and officers’ liability insurance on terms and with policy amounts approved by the Board, including at least one (1) Investor Directors and at least one (1) Junior Preferred Director, in relation to any person who is or was a director or an officer of the Company, against any liability asserted against the person and incurred by the person in that capacity, except to the extent otherwise agreed by the Board, including at least one (1) Investor Directors and at least one (1) Junior Preferred Director. To the maximum extent permitted by the law of the jurisdiction in which the Company is organized, the Company shall indemnify and hold harmless each of the Investor Directors and the Investors, each of the Junior Preferred Directors and Junior Preferred Shareholders designating such Junior Preferred Directors and shall comply with the terms of the indemnification agreements with each of the Investor Directors and the Investors and each of the Junior Preferred Directors and Junior Preferred Shareholders designating such Junior Preferred Directors.

1.5 Board Committees. At the request of either of the Investor Directors, the Board shall form a compensation committee of the Board and an audit committee of the Board. Each of the Investor Directors and at least one (1) Junior Preferred Director shall have the right to serve as a member of the compensation committee of the Board, the audit committee of the Board and any other committee of the Board.

1.6 No Liability for Board Designees. No Shareholder, nor any Affiliate of any Shareholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.7 No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director as set forth in Section 1.2(a) hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

1.8 Board Observers. So long as Google together with its Affiliates continues to hold at least twenty-five percent (25%) of the Series C Preferred Shares originally issued by the Company to Google, Google shall be entitled to appoint one (1) observer (an “Observer”) to attend all meetings of the Board and all subcommittees of the Board, in a nonvoting observer capacity. So long as Lightspeed together with its Affiliates continues to hold at least twenty-five percent (25%) of the Series C Preferred Shares originally issued by the Company to Lightspeed, Lightspeed shall be entitled to appoint one (1) Observer to attend all meetings of the Board and all subcommittees of the Board, in a nonvoting observer capacity. The Company shall give each Observer copies of all notices, minutes, consents, and other materials that the Company provides to the Company’s directors at the same time and in the same manner as provided to such directors; provided, however, that such Observer shall agree to hold in confidence and trust all information so provided. An Observer may be excluded from that portion of a meeting of the Board or a subcommittee thereof to the extent that (i) the Board has reasonably determined in good faith that such Observer’s presence at such meeting or portion thereof would reasonably be expected to result in the disclosure of trade secrets to a competitor of the Group Companies or (ii) counsel to the Company has determined that there is a reasonable likelihood that such Observer’s presence at such meeting or portion thereof would result in the loss of the Company’s attorney-client privilege; provided that to the extent practical such Observer shall be notified in writing by the Company at least forty-eight (48) hours prior to the meeting of the exclusion and grounds on which the exclusion is based and provided further that the Company shall in good faith endeavor to ensure that meetings of the Board or committees thereof are conducted in such a manner as to minimize those portions during which such Observer shall be excluded, with a view to allowing each Observer to attend and observe such meetings to the maximum extent possible. Each Observer shall be entitled to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings.

1.9 Termination of Certain Covenants. The covenants set forth in Sections 1.2, 1.3, 1.5, 1.7 and 1.8 shall terminate upon the closing of a Qualified IPO. Sections 1.4 and 1.6 shall survive any termination of this Agreement.

2. REGISTRATION RIGHTS.

2.1 Applicability of Rights. The terms of Section 2 are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(a) it is their intention that, whenever this Agreement refers to a law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question; and

(b) if the Company intends to list its securities outside the United States of America, it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the holders of at least seventy percent (70%) of the then outstanding Series C Preferred Shares (or Ordinary Shares issued upon conversion thereof, the “Series C Supermajority”), to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders (as defined below) will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

2.2 Definitions. For purposes of this Section 2:

(a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b) Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any issued and outstanding shares of Preferred Shares and (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares described in clause (1) of this subsection (b). Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act without volume restrictions or analogous rules of another jurisdiction.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d) Holder. For purposes of this Section 2, the term “Holder” means any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e) Form F-3. The term “Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for all the Holders, “blue sky” fees and expenses, fees and expenses charged by share registrar and depository agent and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i) Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

2.3 Demand Registration.

(a) Request by Holders. If the Company shall, at any time after the earlier of (i) the third (3rd) anniversary of the date of this Agreement or (ii) six (6) months following the effectiveness of a registration statement for a an Initial Public Offering, receive a written request from the Holders of at least twenty-five percent (25%) of the Registrable Securities then Outstanding, which Holders include the Series C Supermajority, that the Company file a registration statement under the Securities Act covering the registration of the Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a). The Company shall be obligated to effect no more than three (3) registrations pursuant to this Section 2.3. For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction. In addition, “Form F-1” or “Form F-3” shall be deemed to refer to Form S-1 or Form S-3 or any comparable form under the U.S. securities laws in the condition that the Company is not at that time eligible to use Form F-1 or Form F-3, as applicable.

(b) Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then Outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included by the Holders of Registrable Securities issued or issuable upon conversion of the Preferred Shares (the “Preferred Registrable Securities”) in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all Registrable Securities held by the other Holders and all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company and all shares that are not Registrable Securities shall not be included unless all Registrable Securities are included in such registration; provided further, that at least thirty percent (30%) of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included and shall be allocated first to the Series C Preferred Shareholders before being allocated to any other Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

2.4 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of the Series C Preferred Shares without the consent in writing of the Series C Supermajority.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.13, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to the Holders of Preferred Registrable Securities, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded and any Registrable Securities that are not Preferred Registrable Securities shall be excluded from such registration and underwriting before any Preferred Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5 Form F-3. In case the Company shall receive from any Holder of at least five percent (5%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least US$3,000,000, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i) if Form F-3 is not available for such offering by the Holders;

(ii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period;

(iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected three (3) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(a); or

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) a copy of the opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

2.8 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10 No Registration Rights to Third Parties. Without the prior written consent of the Series C Supermajority, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to those granted to the Holders of Registrable Securities.

2.11 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.12 Market Stand-Off. Each party agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed 180 days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto. The Company shall use its best efforts to take all steps to shorten such lock-up period. The foregoing provision of this Section 2.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and shareholders of the Company individually owning more than one percent (1%) of the Company’s outstanding Ordinary Shares (after giving effect to conversion into Ordinary Shares of all Preferred Shares) enter into similar agreements, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then each Holder of Registrable Securities issued or issuable upon conversion of the Series C Preferred Shares shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute prior to an Initial Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.

2.13 Termination. The registration rights in this Section 2 shall terminate upon the earlier of (i) the fifth (5th) anniversary of a Qualified Initial Public Offering and (ii) with respect to shares held by a Holder when such Holder can sell all of its Registrable Securities in reliance of Rule 144 without transfer restrictions.

3. RIGHT OF PARTICIPATION.

3.1 General. Each holder of Preferred Shares, including each holder of Preferred Shares to which rights under this Section 3 have been duly assigned in accordance with Section 5 (hereinafter referred to as a “Participation Rights Holder”), shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2 Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (including Preferred Shares calculated on an as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares then outstanding (including Preferred Shares calculated on an as-converted basis) immediately prior to the issuance of the New Securities giving rise to the Right of Participation held by all Preferred Shareholders.

3.3 New Securities. “New Securities” shall mean any Preferred Shares, Ordinary Shares or other voting shares of the Company and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a) Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the stock purchase or stock option plans or agreements or other incentive stock arrangements approved by the Board, including the approval of at least one (1) Investor Director and at least one (1) Junior Preferred Director ;

(b) Ordinary Shares or Preferred Shares (or options or warrants therefor) that are issued to leasing companies, landlords, company advisors, lenders and other providers of goods and services to the Company, in each case approved by the Board, including the approval of at least one (1) Investor Director and at least one (1) Junior Preferred Director;

(c) Ordinary Shares or Preferred Shares (or options or warrants therefor) that are issued to entities in connection with joint ventures, development projects, acquisitions, or other strategic transactions, in each case approved by the Board, including the approval of at least one (1) Investor Director and at least one (1) Junior Preferred Director;

(d) any Series C Preferred Shares issued under the Series C Purchase Agreement, as such agreement may be amended from time to time,

(e) any Ordinary Shares issued upon conversion of the Preferred Shares;

(f) any securities issued in connection with any share split, share dividend or other similar event in which all the holders of the Preferred Shares are entitled to participate on a pro rata basis;

(g) Ordinary Shares issued upon conversion or exercise of options, warrants, or other securities that are issued and outstanding prior to the Original Issue Date (as defined in the Restated Articles);

(h) Any securities issued in connection with the Restructuring (as defined in the Series C Purchase Agreement);

(i) any securities issued pursuant to a Qualified Initial Public Offering; or

(j) securities that are issued in any other transaction for which exemption from the Rights of Participation is approved by the affirmative vote of the Series C Supermajority (and also approved by the holders of at least a majority of the then outstanding Junior Preferred Shares voting together as a single class on an as-converted basis (the “Junior Preferred Majority”) if the price per share at which such New Securities are being issued is less than the Series C Preferred Share Issue Price (as defined in the Restated Articles) or if such New Securities are being issued to an affiliate of any holder of the Series C Preferred Shares).

3.4 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have twenty (20) days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such twenty (20) days period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b) Second Participation Notice; Oversubscription. If any Participating Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant, other than a Participating Rights Holder who fails or declines to exercise its Right of Participation in accordance with subsection (a) above, shall have seven (7) days from the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to purchase (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within in two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares calculated on an as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants.

(c) Each Right Participant shall be obligated to buy such number of New Securities in accordance with the terms of Section 3.4 and the Company shall so notify the Right Participants within twenty (20) days following the date of the Second Participation Notice. The transaction in connection with the New Securities shall be consummated within forty-five (45) days after the expiration of the Second Participation Notice.

3.5 Failure to Exercise. Upon the expiration of the Second Participation Period, the Company shall have one hundred and twenty days (120) days thereafter to sell the New Securities described in the First Participation Notice (with respect to any remaining New Securities) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice, provided that the prospective purchaser of such New Securities shall comply with this Agreement and the Restated Articles, as maybe amended from time to time, to the fullest extent. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty days (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6 Termination. The Right of Participation for each Participation Rights Holder shall terminate upon the closing of a Qualified Initial Public Offering.

4. TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL; CO-SALE RIGHTS.

4.1 Certain Definitions. For purposes of this Section 4 only, “Ordinary Shares” means (i) the Company’s outstanding Ordinary Shares, (ii) the Ordinary Shares issued or issuable upon conversion of the Company’s outstanding Preferred Shares, (iii) the Ordinary Shares issuable upon exercise of outstanding options or warrants, and (iv) the Ordinary Shares issuable upon conversion of any outstanding convertible securities; “Shares” means Ordinary Shares of the Company other than the Ordinary Shares issued or issuable upon conversion of the outstanding Preferred Shares; “Preferred Shareholder” means each of the Investors and its permitted assignees to whom its rights under this Section 4 have been duly assigned in accordance with this Agreement; and “Shareholder” means any holder of Shares of the Company.

4.2 Preferred Shareholder’s Right of First Refusal. Subject to Section 4.5 of this Agreement, if any Shareholder proposes to directly or indirectly sell, assign, pledge, hypothecate, transfer, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to all or any part of any interest (“Transfer”) in any Shares held by it (the “Selling Shareholder”), then such Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each Preferred Shareholder (the “Non-Selling Preferred Shareholders”) prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Shares to be sold or transferred (the “Offered Shares”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. For the avoidance of doubt, the Preferred Shares and any Ordinary Shares issuable upon conversion thereof shall not be subject to the restrictions on Transfer set forth in this Section 4. The Non-Selling Preferred Shareholders may exercise their right of first refusal with respect to the Offered Shares as follows:

(a) Option of the Preferred Shareholders.

(i) Each Preferred Shareholder shall have an option for a period of twenty (20) days from receipt of the Transfer Notice (the “Preferred Shareholders’ First Refusal Period”) to elect to purchase the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice (the “Preferred Shareholders’ Right of First Refusal”). Each Preferred Shareholder may exercise the Preferred Shareholders’ Right of First Refusal and purchase all or any portion of the Offered Shares by notifying the Selling Shareholder, the Company and each other Non-Selling Preferred Shareholder in writing (the “Preferred Shareholders’ First Refusal Notice”) before expiration of Preferred Shareholders’ First Refusal Period as to the number of Offered Shares that it wishes to purchase. The Preferred Shareholders’ First Refusal Notice shall set forth the number of Offered Shares that such Preferred Shareholder wishes to purchase, which amount shall not exceed the First Refusal Allotment (as defined below) of such Preferred Shareholder.

(ii) In the event any Preferred Shareholder elects not to purchase its First Refusal Allotment of the Offered Shares available under Section 4.2(a)(i) within the Preferred Shareholders’ First Refusal Period, then the Selling Shareholder shall promptly give written notice (the “Preferred Shareholders’ Overallotment Notice”) to each Preferred Shareholder that has elected to purchase all of its First Refusal Allotment of the Offered Shares (each a “Fully Participating Preferred Shareholder”), which notice shall set forth the number of remaining Offered Shares not purchased by the other Preferred Shareholders (“Preferred Shareholders’ Overallotment Shares”), and shall offer the Fully Participating Preferred Shareholders the right to acquire its First Refusal Allotment of the Preferred Shareholders’ Overallotment Shares. Each Fully Participating Preferred Shareholder shall have ten (10) days after delivery of the Preferred Shareholders’ Overallotment Notice (the “Preferred Shareholders’ Overallotment Period”) to deliver a written notice to the Selling Shareholder (the “Participating Preferred Shareholders’ Overallotment Notice”) of its election to purchase its First Refusal Allotment of the Preferred Shareholders’ Overallotment Shares on the same terms and conditions as set forth in the Transfer Notice, which such Participating Preferred Shareholders’ Overallotment Notice shall also indicate the maximum number of the Preferred Shareholders’ Overallotment Shares that such Fully Participating Preferred Shareholder will purchase in the event that any other Fully Participating Preferred Shareholder elects not to purchase its First Refusal Allotment of the Preferred Shareholders’ Overallotment Shares.

(b) First Refusal Allotment. Each Non-Selling Shareholder shall have the right to purchase that number of the Offered Shares or Preferred Shareholders’ Overallotment Shares, as the case may be (the “First Refusal Allotment”), equivalent to the product obtained by multiplying the aggregate number of the Offered Shares or Preferred Shareholders’ Overallotment Shares, as the case may be, by a fraction, the numerator of which is the number of Shares (on an as-converted basis) held by such Non-Selling Shareholder at the time of the transaction and the denominator of which is the total number of Shares (on an as-converted basis) owned by all Non-Selling Shareholders at the time of the transaction who have the right of first refusal to purchase the applicable shares and have elected to participate in such right of first refusal purchase. A Non-Selling Shareholder shall not have a right to purchase any of the Offered Shares or Preferred Shareholders’ Overallotment Shares, respectively, unless it exercises its right of first refusal within the Preferred Shareholders First Refusal Period or the Preferred Shareholders’ Overallotment Period, respectively, to purchase up to all of its First Refusal Allotment of the Offered Shares or Preferred Shareholders’ Overallotment Shares, respectively. To the extent that any Non-Selling Shareholder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising Non-Selling Shareholders shall, at the exercising Non-Selling Shareholders’ sole discretion, within five (5) days after the end of the Preferred Shareholders First Refusal Period, make such adjustment to the First Refusal Allotment of each exercising Non-Selling Shareholder so that any remaining Offered Shares may be allocated to those Non-Selling Shareholders exercising their rights of first refusal on a pro rata basis.

(c) Purchase Price and Payment. The purchase price for the Offered Shares to be purchased by the Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board in good faith, which determination will be binding upon the Company, the Selling Shareholder and the Non-Selling Shareholders, absent fraud or error. The transaction shall be closed within forty-five (45) days following the date of the Transfer Notice and the payment of the purchase price shall be made by wire transfer or check as directed by the Selling Shareholder.

(d) Expiration Notice. Within ten (10) days after the expiration of the Preferred Shareholders’ Overallotment Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and the Non-Selling Shareholders specifying either (i) that all of the Offered Shares were subscribed by the Non-Selling Shareholders exercising their rights of first refusal, or (ii) that the Non-Selling Shareholders have not subscribed for any or all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Co-Sale Offered Shares (as defined below) for the purpose of the co-sale right of the Preferred Shareholders described in Section 4.3 below.

(e) Rights of a Selling Shareholder. If any Non-Selling Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by the Non-Selling Shareholder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Non-Selling Shareholder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Non-Selling Shareholder together with an executed instrument of transfer.

4.3 Preferred Shareholder’s Co-Sale Right. In the event that the Non-Selling Shareholders have not exercised their right of first refusal with respect to any or all of the Offered Shares, then the remaining Offered Shares not subscribed for under the right of first refusal pursuant to Section 4.2 above (the “Co-Sale Offered Shares”), shall be subject to co-sale rights under this Section 4.3 and each Preferred Shareholder who has not exercised its right of first refusal with respect to the Offered Shares shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Preferred Shareholder (the “Co-Sale Notice”) within thirty (30) days after receipt of First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Co-Sale Offered Shares on the same terms and conditions as set forth in the Transfer Notice (the “Participating Preferred Shareholder”); provided that the prospective purchaser of such Co-Sale Offered Shares agrees to comply with and be bound by this Agreement, as such maybe amended from time to time, to the fullest extent. The Co-Sale Notice shall set forth the number of Shares (on both an absolute and as-converted to Ordinary Shares basis) that such Participating Preferred Shareholder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Preferred Shareholder. To the extent one or more of the Preferred Shareholder exercise such right of participation in accordance with the terms and conditions set forth below, the number of Shares that such Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Preferred Shareholder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. Each Preferred Shareholder may sell all or any part of that number of Shares held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Co-Sale Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Preferred Shareholder at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Preferred Shareholder who elect to exercise their co-sale rights (if any Preferred Shareholder does not elect to exercise the co-sale right to the full extent then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced) and the Selling Shareholder (“Co-Sale Pro Rata Portion”).

(b) Transferred Shares. Each Participating Preferred Shareholder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser an executed instrument of transfer and one or more certificates, which represent:

(i) the number of Ordinary Shares which such Preferred Shareholder elects to sell;

(ii) that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Preferred Shareholder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Preferred Shareholder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.3(b)(i) above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the purchaser; or

(iii) a combination of the above.

(c) Payment to Preferred Shareholder. The share certificate or certificates that the Participating Preferred Shareholder delivers to the Selling Shareholder pursuant to Section 4.3(b) shall be transferred to the prospective purchaser and the register of members of the Company shall be updated accordingly in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Participating Preferred Shareholder that portion of the sale proceeds to which such Participating Preferred Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Participating Preferred Shareholder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Preferred Shareholder.

(d) Right to Transfer. Subject to Section 4.5 and 4.8, to the extent the Preferred Shareholder do not elect to purchase, or to participate in the sale of, any or all of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than one hundred twenty (120) days following delivery to the Company and each of the Preferred Shareholder of the Transfer Notice, conclude a transfer of the remaining Offered Shares covered by the Transfer Notice and not elected to be purchased by the Non-Selling Shareholders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice; provided that the prospective purchaser of such shares agrees to comply with and be bound by this Agreement, as such may be amended from time to time, to the fullest extent. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Non-Selling Shareholders and the co-sale right of the Preferred Shareholder and shall require compliance by the Selling Shareholder with the procedures described in Sections 4.2 and 4.3 of this Agreement.

4.4 Permitted Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Preferred Shareholder as set forth in the Section 4.2 and Section 4.3 above shall not apply to (a) any sale or transfer of Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination (either voluntary or involuntary) of employment or consulting relationship; (b) any transfer by an Ordinary Shareholder of up to eight percent (8%) of Ordinary Shares held by such Ordinary Shareholder as of the date hereof (or such greater amount as may be approved by the Series C Supermajority); and (c) any transfer by an Ordinary Shareholder to trusts or personal holding companies for the benefit of such Ordinary Shareholder or his or her parents, children or spouse for bona fide estate planning purposes (each transferee pursuant to the foregoing subsections (a), (b) and (c) a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Preferred Shareholders to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, (i) that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder, and (ii) notwithstanding the foregoing, any Permitted Transfer under Section 4.4(b) shall remain subject to the Right of First Refusal of the Series C Preferred Shareholders (and not the other Preferred Shareholders) set forth in Section 4.2, but shall not be subject to any co-sale right of the Preferred Shareholders set forth in the Section 4.3.

4.5 Prohibited Transfers. Except for transfers by a holder of Ordinary Shares to its Permitted Transferees as provided in Section 4.4 above, none of the Ordinary Shareholders or their Permitted Transferees shall, without the prior written consent of the Series C Supermajority, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions, directly or indirectly, any Company securities held by him, her or it to any Person on or prior to a Qualified Initial Public Offering. Any attempt by a party to sell or transfer Ordinary Shares in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the requisite written consent.

4.6 Notwithstanding anything to the contrary, Section 4.2, 4.3 and 4.5 shall not apply to any proposed transfer of Preferred Shares or Ordinary Shares issued or issuable upon conversion of the Preferred Shares by any Preferred Shareholder, without prejudice to the rights of the Preferred Shareholders to purchase any Offered Shares to be transferred by any other shareholders pursuant to Section 4.2 and 4.3.

4.7 The Shareholders specifically agree that the restrictions with regard to the transfer of the Ordinary Shareholders’ shares in the Company as described under this Section 4 shall apply equally to transfer of the shares of the Founder Holding Companies, as if each of the provisions under this Section 4 has been repeated under this Section 4.7 with regard to transfer of the shares of the Founder Holding Companies except that the reference to the shares in the Company has been revised to refer to the shares in the Founder Holding Companies, as applicable, so that the result of such restrictions on the indirect transfer of the shares in the Company by transferring the shares in the Founder Holding Companies is the same as if the Founder Holding Companies directly transfer the relevant shares in the Company.

4.8 Restriction on Transfers by Founders. Notwithstanding anything to the contrary contained herein, except for transfers by a Founder to its Permitted Transferees as provided in Section 4.4 above, without the prior written approval of the Series C Supermajority:

(a) The Founders shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held, directly or indirectly, by him in the Founder Holding Companies to any person; and (ii) the Founder Holding Companies shall not, and the Founders shall not cause the Founder Holding Companies to, issue to any person any equity securities of the Founder Holding Companies or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Founder Holding Companies.

(b) the Founders and the Founder Holding Companies shall not, or shall not cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by him or the Founder Holding Companies respectively in the Company to any person. Any transfer in violation of this Section 4.8 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest.

4.9 Guarantees by the Founders. Each Founder hereby jointly and severally guarantees and warrants the performance and obligations of the Founder Holding Company owned by such Founder under Sections 4.7 and 4.8 of this Agreement.

4.10 Legend.

(a) Each certificate representing the Ordinary Shares (other than Ordinary Shares issued upon conversion of the Preferred Shares) shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b) Each Party agrees that the Company may instruct its transfer agent to impose transfer restrictions on such Ordinary Shares and Preferred Shares represented by certificates bearing the legend referred to in Section 4.10(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.11 Termination. The provisions under this Section 4 shall terminate upon a Qualified Initial Public Offering.

5. ASSIGNMENT AND AMENDMENT.

5.1 Assignment and Amendment. Notwithstanding anything herein to the contrary:

(a) Information Rights; Registration Rights. The Information and Inspection Rights under Section 1.1 may be assigned to any holder of Preferred Shares other than Competitors (as defined below) or representatives thereof; and the registration rights of the Holders under Section 2 may be assigned to any Holder or to any person acquiring Registrable Securities, provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5. “Competitors” means any business that is in direct competition with, or otherwise related to, the business conducted by the Group Companies or any of their subsidiaries; provide, however, that no Affiliate of a holder of Preferred Shares shall be deemed a “Competitor” hereunder.

(b) Right of Participation; Right of First Refusal; Co-Sale Right. The rights of the Series C Preferred Shareholders under Sections 3 and 4 are fully assignable in connection with a transfer of Series C Preferred Shares by such Series C Preferred Shareholder; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the Series C Preferred Shareholder stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

5.2 Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company and (ii) the Series C Supermajority; provided, however, any holder of Series C Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series C Preferred Shares or their assigns. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon the Company, the holders of Preferred Shares, the holders of Ordinary Shares and their respective assigns. Notwithstanding the foregoing, any amendment or waiver of Section 1.2(a)(i) shall require the written consent of Lightspeed and Google, any amendment or waiver of Section 1.2(a)(ii) shall require the written consent of the Series A Shareholders holding a majority of the Series A Shares, any amendment or waiver of Section 1.2(a)(iii) shall require the written consent of the Series B Shareholders holding a majority of the Series B Shares, any amendment or waiver of Section 1.2(a)(iv) shall require the written consent of the Ordinary Shareholders holding a majority of the Ordinary Shares, and any amendment or waiver of Section 8 shall require the written consent of the Approving Shareholders.

6. CONFIDENTIALITY AND NON-DISCLOSURE.

6.1 Disclosure of Terms. The terms and conditions of this Agreement and the Series C Purchase Agreement, and all exhibits attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

6.2 Press Releases, Etc. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Investors. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent. No press release or other public announcement by any of the Group Companies shall refer to or mention Google or any its Affiliates without the prior written consent of Google.

6.3 Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities have the need to know such information and are subject to appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the holders of Preferred Shares shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.

6.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Series C Purchase Agreement, any of the exhibits attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 6, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy provided, however, that Google (and its Affiliates) or any other Investor will only be required to provide such prompt written notice and use reasonable efforts to seek a protective order if such request is specifically directed at and solely related to this Agreement or the other Transaction Documents or the Financing terms (and not a general request or general order that is broader in scope). In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

6.5 Other Information. The provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

6.6 Notices. All notices required under this section shall be made pursuant to Section 10.1 of this Agreement.

7. PROTECTIVE PROVISIONS.

7.1 Series C Supermajority Consent. In addition to such other limitations as may be provided in the Restated Articles, for so long as at least twenty-five percent (25%) of the Series C Preferred Shares originally issued by the Company remain outstanding, none of the Group Companies shall carry out and the Company shall take all steps necessary to ensure that none of the Group Companies shall carry out (whether by amendment of the Restated Articles or otherwise, whether in a single transaction or a series of related transactions and whether by merger, consolidation, amendment, scheme of arrangement, amalgamation, or otherwise), any of the following actions, and no affirmative directors’ or members’ resolution (as the case may be) shall be adopted to approve or carry out the same, except with the prior written consents of the Series C Supermajority:

(a) any amendment, alteration, or repeal of any provision of the Restated Articles or other constitutional documents of any Group Company;

(b) any increase or decrease in the authorized number of Preferred Shares or Ordinary Shares or any amendment or variation of any rights, preferences, privilege or protection of the Series C Preferred Shares;

(c) any authorization, designation or issuance, whether by reclassification or otherwise, of any new class or series of shares of the Company or any other equity or debt securities convertible into equity securities of the Company ranking on a parity with or senior to the Series C Preferred Shares in right of redemption, liquidation preference, voting or dividends, or any increase in the authorized or designated number of any such new class or series;

(d) any authorization or issuance of any Ordinary Shares or options or warrants therefore other than pursuant to an ESOP or equity plan or other arrangement approved by the Board, including at least one of the Investor Directors;

(e) any redemption or repurchase with respect to Ordinary Shares (excluding shares repurchased from an employee upon termination of employment or from a consultant upon termination of service pursuant to any restricted share purchase agreement) or Preferred Shares (other than any redemption of the Series C Preferred Shares in accordance with the Restated Articles);

(f) any agreement by any Group Company or its shareholders regarding an asset transfer outside the ordinary course of business, license of intellectual property out of the ordinary course of business, acquisition or a Liquidation Event (as defined under the Restated Articles);

(g) any action that results in the payment or declaration of a dividend or other distribution on any Ordinary Shares or Preferred Shares (other than as may be permitted with respect to the Preferred Shares in accordance with the Restated Articles);

(h) any voluntary dissolution or liquidation of any Group Company or any reclassification or recapitalization of the outstanding capital stock of any Group Company;

(i) any increase or decrease in the authorized number of or method of selecting members of the Board;

(j) any borrowings, loans or guarantees in excess of US$1,000,000 outside of the annual budget and operating plan approved by the Board, unless approved by the Board, including at least one of the Investor Directors;

(k) any interested party transaction other than commercial transactions with Series C Preferred Shareholders or their Affiliates, unless approved by the Board (including a disinterested majority of directors); and

(l) any action or transaction that would adversely impact the Restructuring (as defined in the Series C Purchase Agreement) or other material change in the offshore and onshore structure of the Group Companies.

For the avoidance of doubt, if any of the foregoing matters requires the approval by way of a Special Resolution (as defined in the Restated Articles), and if the Shareholders vote in favor of such act but the approval of the Series C Supermajority has not been obtained, then the holders of then outstanding Series C Preferred Shares who voted against such Special Resolution shall together carry 34% of the votes on such Special Resolution with such votes being divided equally among such holders of then outstanding Series C Preference Shares.

7.2 Junior Preferred Majority Consent. In addition to such other limitations as may be provided in the Restated Articles, for so long as at least twenty-five percent (25%) of the Junior Preferred Shares originally issued by the Company remain outstanding, none of the Group Companies shall carry out and the Company shall take all steps necessary to ensure that none of the Group Companies shall carry out (whether by amendment of the Restated Articles or otherwise, whether in a single transaction or a series of related transactions and whether by merger, consolidation, amendment, scheme of arrangement, amalgamation, or otherwise), any of the following actions, and no affirmative directors’ or members’ resolution (as the case may be) shall be adopted to approve or carry out the same, except with the prior written consents of the Junior Preferred Majority (as defined below):

(a) any amendment, alteration, or repeal of any provision of the Restated Articles or other constitutional documents of any Group Company or any amendment or variation of any rights, preferences, privilege or protection of the Junior Preferred Shares which adversely affects the Junior Preferred Shares in a different manner than the Series C Preferred Shares (for the avoidance of doubt, the authorization, designation or issuance of a new class or series of shares of the Company or any other equity or debt securities convertible into equity securities of the Company ranking senior or on parity with the Series C Shares shall not by itself be deemed to adversely affect the Junior Preferred Shares in a different manner than the Series C Preferred Shares);

(b) any authorization, designation or issuance, whether by reclassification or otherwise, of any new class or series of shares of the Company or any other equity or debt securities convertible into equity securities of the Company ranking junior to the Series C Shares but on a parity with or senior to any Junior Preferred Shares in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

(c) any Liquidation Event (as defined under the Restated Articles) other than a voluntary dissolution or liquidation with aggregate Proceeds (as defined below) of less than US$130,000,000 or for which the Junior Preferred Sale Conditions (as defined below) are not met;

(d) any action that results in the payment or declaration of a dividend or other distribution on any Ordinary Shares or Preferred Shares (other than as may be permitted with respect to the Series C Preferred Shares in accordance with the Restated Articles); and

(e) any voluntary dissolution or liquidation of any Group Company or any reclassification or recapitalization of the outstanding capital stock of any Group Company;

For the avoidance of doubt and in respect of the Company, if any of the foregoing matters requires the approval by way of a Special Resolution (as defined in the Restated Articles), and and if the Shareholders vote in favor of such act but the approval of the Junior Preferred Majority has not been obtained, then the holders of then outstanding Junior Preferred Shares who voted against such Special Resolution shall together carry 34% of the votes on such Special Resolution with such votes being divided equally among such holders of then outstanding Junior Preferred Shares. “Junior Preferred Majority” shall mean the holders of a majority of Junior Preferred Shares, including any Ordinary Shares issued upon the conversion of such Junior Preferred Shares.

7.3 Preferred Director Consent. In addition to such other limitations as may be provided in the Restated Articles, for so long as any Series C Preferred Shares are outstanding, none of the Group Companies shall carry out, and the Company shall take all steps necessary to ensure that none of the Group Companies shall carry out (whether by amendment of the Restated Articles or otherwise, whether in a single transaction or a series of related transactions and whether by merger, consolidation, amendment, scheme of arrangement, amalgamation, or otherwise), any of the following actions except with an affirmative Board resolution approving the same by a majority of votes of the directors (or their alternates) (which approval shall include the affirmative vote of at least one (1) of the Investor Directors and at least one (1) of the Junior Preferred Directors):

(a) making any capital commitment or expenditure in excess of US$1,000,000 outside of the annual budget and operating plan approved by the Board, including the approval of at least one Investor Director;

(b) extension by the Company of any loan or guarantee for indebtedness in excess of US$1,000,000 in the aggregate to any third party other than as contemplated by the annual budget and operating plan;

(c) materially altering the Company’s business from that provided in the Company’s annual budget and business or operating plan approved by the Board, including the approval of at least one Investor Director;

(d) hiring or terminating any officers, or financial controller, or materially changing the terms of employment (including a change in the overall compensation package in excess of 20% over twelve months);

(e) approving or materially amending the annual budget or business or operating plan;

(f) entering into any joint venture, material alliance or exclusive license with respect to any material intellectual property;

(g) entering into or amending any interested party transactions (other than commercial transactions with Series C Preferred Shareholders or their affiliates);

(h) any change of the size of the ESOP or other employee benefit plan;

(i) appointment and change of the auditors and any material change in accounting policies, procedures or internal control over financial reporting; and

(j) establish a committee to take action on behalf of the Board or any board of directors of any other Group Company.

7.4 Supermajority Director Consent. In addition to such other limitations as may be provided in the Restated Articles, an affirmative Board resolution approved by no less than 2/3 (two-thirds) of the votes of the directors (or their alternatives) shall be required for terminating or materially changing the responsibilities of the current Chief Executive Officer of the Company (Sheng Liu); provided however, this Section 7.4 shall terminate following any termination of such Chief Executive Officer approved in accordance with this Section 7.4 and shall only be applicable to the Company’s current Chief Executive Officer (Sheng Liu).

8. DRAG ALONG

8.1 If the Approving Shareholders (as defined below) vote in favor of or otherwise consent in writing to (i) sell or transfer all or substantially all of the shares, assets or business of the Company in any transaction or a series of transactions, including without limitation any Liquidation Event (a “Change of Control”) or (ii) a proposed initial public offering or financing transaction (“Approved Transaction”), then the Company shall promptly notify each of the remaining shareholders of the Company (the “Remaining Shareholders”, including without limitation, each of the holders of Ordinary Shares and Preferred Shares) in writing of such vote, consent and/or agreement and the material terms and conditions of such Change of Control or Approved Transaction, whereupon each Remaining Shareholder shall, in accordance with instructions received from the Company (the “Drag Along Instructions”), vote all of its voting securities of the Company in favor of, otherwise consent in writing to, and/or otherwise sell or transfer all of their shares in such Change of Control (including without limitation tendering original share certificates for transfer, signing and delivering share transfer certificates, share sale or exchange agreements, and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Shareholder has lost or misplaced the relevant share certificate) on the same terms and conditions as were agreed to by the Approving Shareholders, provided, however, that such terms and conditions, including with respect to price paid or received per share, may differ between the Ordinary Shares, Series A Shares, Series B Shares and the Series C Preferred Shares in order to reflect any liquidation preference of the Series C Preferred Shares. For purpose of this Section 8.1, the “Approving Shareholders” shall mean the approval of (i) the holders of a majority of the then outstanding Ordinary Shares, (ii) the Series C Supermajority (voting separately as a single class on an as-converted basis), and (iii) (A) if any Change of Control would result in aggregate Proceeds of less than US$130 million, any Approved Transaction that is an initial public offering would not qualify as a Qualified IPO, any Approved Transaction that is a financing transaction would be at a price per share less than the Series C Preferred Share Issue Price or be led by any affiliate of a holder of Series C Preferred Shares or any transaction where the Junior Preferred Sale Conditions (as defined below) are not met, the Junior Preferred Majority, or (B) if any Change of Control would result in aggregate Proceeds of at least US$130 million, any Approved Transaction that is an initial public offering would qualify as a Qualified IPO, or any Approved Transaction that is a financing transaction (which is not led by any affiliate of a holder of Series C Preferred Shares) would be at a price per share of at least the Series C Preferred Share Issue Price, the holders of a majority of the then outstanding Preferred Shares (voting together as a single class on an as-converted basis). “Proceeds” shall mean the funds received from a transaction that is distributed or available to be distributed to the shareholders of the Company, excluding any contingent or deferred payments (other than payments funded to an escrow or retained as part of a holdback).

“Junior Preferred Sale Conditions” shall mean, for any proposed Approved Transaction (the “Proposed Transaction”),

(a) Any representations and warranties to be made by the Junior Preferred Shareholder in connection therewith shall be no more onerous on the Junior Preferred Shareholders than those provided by any Approving Shareholder who is a Preferred Shareholder;

(b) the Junior Preferred Shareholders shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with such Transaction, other than any of the Group Companies (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of any of the Group Companies as well as breach by any shareholder of any of identical representations, warranties and covenants provided by all shareholders);

(c) the liability for indemnification, if any, of such Junior Preferred Shareholder in the Proposed Transaction and for the inaccuracy of any representations and warranties made by any of the Group Companies or its Members in connection with such Proposed Transaction, shall be no more onerous on the Junior Preferred Shareholders on a proportional basis than the liability for indemnification provided by any Approving Shareholder who is a Preferred Shareholder;

(d) liability shall be limited for such Junior Preferred Shareholders in a manner no less favorable proportionately to the Junior Preferred Shareholders than the liability limitations applicable to any Approving Shareholder who is a Preferred Shareholder; and

(e) if any holders of any Preferred Shares of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Transaction, the Junior Preferred Shareholders shall be given the same option.

8.2 In furtherance of the foregoing, the Company is hereby expressly authorized by each Remaining Shareholder to take any or all of the following actions on such Remaining Shareholder’s behalf (without receipt of any further consent by such Remaining Shareholder), provided such Remaining Shareholder fails to take necessary actions as required under the Drag Along Instructions, to: (i) vote all of the voting securities of such Remaining Shareholder in favor of any such Change of Control or Approved Transaction; (ii) otherwise consent on such Remaining Shareholder’s behalf to such Change of Control or Approved Transaction; (iii) sell all of such Remaining Shareholder’s shares in such Change of Control, in accordance with the terms and conditions of this Section; and/or (iv) act as the Remaining Shareholder’s attorney in fact in relation to any such Change of Control or Approved Transaction and have the full authority to sign and deliver, on behalf of such Remaining Shareholder, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Shareholder has lost or misplaced the relevant share certificate.

8.3 Termination. The provisions under this Section 8 shall terminate upon a Qualified Initial Public Offering.

9. COVENANTS; UNDERTAKINGS

9.1 Controlled Foreign Corporation. The Company will provide written notice to the Investors as soon as practicable if at any time the Company becomes aware that it or any Group Company has become a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the United States Internal Revenue Code of 1986 (the “Code”). Upon written request of any Investor who is a United States shareholder within the meaning of Section 951(b) of the Code, the Company will (i) use reasonable best efforts to provide in writing such information as is in its possession and reasonably available concerning its shareholders to assist such Investor in determining whether the Company is a CFC and (ii) provide such Investor with reasonable access to such other Company information as is in the Company’s possession and reasonably available as may be required by such Investor (A) to determine the Company’s status as a CFC, (B) to determine whether such Investor is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or (C) to allow such Investor to otherwise comply with applicable United States federal income tax laws; provided that the Company may require such Investor to enter into a confidentiality agreement in customary form.

9.2 Passive Foreign Investment Company. The Company shall use its reasonable best efforts to avoid being a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for the current and any future taxable year. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that there is a likelihood of the Company being classified as a PFIC for any taxable year, the Company shall promptly notify each Investor of such status or risk, as the case may be, in each case no later than forty-five (45) days following the end of the Company’s taxable year. In connection with a “Qualified Electing Fund” election (a “QEF Election”) made by an Preferred Shareholder pursuant to Section 1295 of the Code or a “Protective Statement” filed by such Preferred Shareholder pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide such Preferred Shareholder with annual financial information in the form to the satisfaction of such Preferred Shareholder as soon as reasonably practicable following the end of each taxable year of such Preferred Shareholder (but in no event later than forty-five (45) days following the end of each such taxable year), and shall, upon the request in writing by any Preferred Shareholder, provide such Preferred Shareholder with access to such other information, as is in the Company’s possession and reasonably available, as may be required for purposes of filing U.S. federal income tax returns in connection with such QEF Election or Protective Statement or otherwise as may be necessary for its compliance with tax law filing and reporting requirements. In the event that it is determined by the Company’s or such Preferred Shareholder’s tax advisors that the control documents in place between one or more of the Company’s wholly owned subsidiaries and/or the Company, on the one hand, and any of the Group Companies organized in the PRC that is not a wholly foreign owned enterprise, on the other hand, does not allow the Company to look through the Group Companies to their assets and income for purposes of the PFIC rules and regulations under the Code, the Company shall use its best efforts to take such actions as are reasonably necessary or advisable, including the amendment of such control documents, to qualify for such look-through treatment of the Group Companies under the PFIC rules and regulations under the Code. The Company is currently and at all times will be classified as a corporation (and not as a partnership) for U.S. federal income tax purposes and will not take any action (including the making of any election) inconsistent with such classification as a corporation.

9.3 Subsidiary Covenants. The Company shall at any time institute and shall keep in place arrangements satisfactory to the Board, including the approval of at least one of the Investor Directors, such that the Company (i) will control the operations of any Group Company and (ii) will be permitted to properly consolidate the financial results for such entity in consolidated financial statements for the Company prepared under the Accounting Standards.

9.4 FCPA Compliance. The Company shall, and shall cause each Group Company and use its best efforts to cause such Group Company’s respective directors, officers, employees, agents and other persons acting on its behalf or purporting to act on its behalf to, comply with the US Foreign Corrupt Practices Act, as amended, and the Company and each Group Company shall use their reasonable best efforts to ensure that it and their respective Affiliates and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Public Official (as defined below) with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a US Person), or any other applicable similar anti-corruption, recordkeeping and internal controls laws, or (c) establish or maintain any fund or assets in which any Group Company has rights that have not been recorded in its books and records of Group Company. “Public Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

9.5 Additional Subsidiary Covenants. The Company shall take all necessary actions to maintain the PRC Company and other subsidiaries, whether now in existence or formed in the future (the “Subsidiaries”), as is necessary to conduct the Company’s business as conducted or as proposed to be conducted. The Company shall use its reasonable best efforts to cause each Subsidiary to comply in all material respects with all applicable laws, rules, and regulations. All material aspects of such formation, maintenance and compliance of each Subsidiary shall be subject to the review, approval and oversight by the Board, including the approval of at least one of the Investor Directors. The Company shall cause each Subsidiary to have a board of directors (each, a “Subsidiary Board”) as its governing and managing body and each member thereof shall serve at the pleasure of the Company and shall be reasonably acceptable to the Board, provided, however, the Subsidiary Board shall be constituted or re-constituted in a way so that each Subsidiary shall have the same number of directors as the Company, and each of Lightspeed and Google shall be entitled to appoint the same number of directors to each Subsidiary as they are entitled to appoint to the Board.

9.6 Organization and Structuring of the PRC Company. The Company, each Group Company and the holders of Ordinary Shares covenant and agree to take such actions, to enter into, amend and/or terminate such agreements, to obtain such governmental approvals and make such governmental filings, and to undertake such additional initiatives, and to cause the Company’s shareholders and each Group Company and their respective shareholders to take such actions, to enter into, amend and/or terminate such agreements, to obtain such governmental approvals and make such governmental filings, and to undertake such additional initiatives, to reform the organizational structure of any Group Company, as may be reasonably requested by the Board, including the approval of at least one of the Investor Directors: (a) to secure, to the extent commercially beneficial to the Company and permissible under PRC and Hong Kong law, the Company’s full ownership of and/or control over each Group Company, (b) to secure the Company’s ability to benefit and profit from the financial activities of each Group Company without restriction under PRC and Hong Kong law, (c) to allow the Company to consolidate the financial results of all the Group Companies with its own financial results under the Accounting Standards, (d) to obtain any and all governmental licenses, permits, authorizations, consents and approvals that may, in the reasonable judgment of Investors, be required by any Group Company to carry on its business in compliance with the applicable laws as presently conducted or as proposed to be conducted and (e) to complete such other structural, control and organizational matters and related documentation, and to obtain such other governmental approvals, related to the Group Companies and their operations as reasonably requested by the Board, including the approval of at least one of the Investor Directors.

9.7 Insurance. If requested by any of the Preferred Directors, the Group Companies shall promptly purchase and maintain in effect, worker’s injury compensation insurance, and other insurance, in any case with respect to the Group’s properties, employees, products, operations, and/or business, each in the amounts not less than that are customarily obtained by companies of similar size, in a similar line of business, and with operations in the PRC.

9.8 Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice and is reasonably satisfactory to the Board, including the approval of at least one of the Investor Directors to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

9.9 No Avoidance; Voting Trust. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of Shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

9.10 Circular 75 Registration. As soon as possible but in no event later than ninety (90) day after the date of this Agreement, each of the direct or indirect shareholders of the Company, who is a PRC resident, shall apply to the applicable foreign exchange authority in the PRC for the change registration with respect to the transactions contemplated under the Series C Purchase Agreement and any previous shareholding changes of the Company or InnoLight SZ (if applicable) pursuant to the Notice on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles issued by the State Administration of Foreign Exchange (“SAFE”) on October 21, 2005 (“Circular 75”) and any successor rule or regulation under PRC law, and shall use its best efforts to complete such change registration and become fully compliant with Circular 75 and all other applicable SAFE rules and regulations in connection with their holding of shares of the Company by no later than February 28, 2015.

9.11 Restricted Cash. Unless otherwise approved by the Series C Supermajority, the Company shall maintain in its bank account in the Cayman Islands cash in the amount of at least US$20,000,000 (or such lesser amount as may be approved by the Investor Directors) until the earlier of (a) the completion of both (i) the applicable registrations under Circular 75 in accordance with Section 9.10 above such that each direct or indirect shareholder of the Company who is a PRC resident has fully complied with Circular 75 in connection with the transactions contemplated by the Series C Purchase Agreement and any previous shareholding changes of the Company (if applicable), and (ii) the restructuring of Zhongxin Suzhou’s equity interest in InnoLight SZ such that InnoLight SZ becomes a wholly owned subsidiary of InnoLight HK; or (b) June 30, 2015.

9.12 Most Favored Nation. The Company shall grant the Series C Preferred Shareholders any rights that are granted by the Company to other investors in any future financing by or through whatever means including without limitation equity or debt financing or sale and that are superior, in the good faith judgment of the Board, to the rights granted to the Series C Preferred Shareholders under this Agreement and the Restated Articles (including their respective amendments) from time to time.

10. GENERAL PROVISIONS.

10.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit A; or (d) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit A with next-business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.1 by giving the other party written notice of the new address in the manner set forth above.

10.2 Entire Agreement. This Agreement, the Series C Purchase Agreement, and any Ancillary Agreements (as defined in the Series C Purchase Agreement), together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the parties’ equity interests in Group Companies and other subject matters hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof, including, but not limited to, the members agreement, dated as of April 29, 2008, by and among the Company, members of the Company and other parties thereto and the right of first refusal and co-sale agreement, dated as of April 29, 2008, by and among the Company, members of the Company and other parties thereto and any other agreements among InnoLight SZ and its prior shareholders. Capitalized terms which are not defined hereinto shall have the same meaning as such in the Series C Purchase Agreement.

10.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the New York without regard to principles of conflicts of law thereunder.

10.4 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

10.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

10.6 Successors and Assigns. Subject to the provisions of Section 5.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such provisions. Notwithstanding anything contrary in this Agreement, this Agreement and the rights and obligations herein may be assigned or transferred by any Investor to (A) its partners or former partners in accordance with partnership interests, (B) a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of such Investor, (C) its members or former members in accordance with their interest in the limited liability company, or (D) any of its Affiliates; provided that in each case the transferee may not be a Competitor; provided, further, that the transferee will agree by executing a Deed of Adherence in the form attached hereto as Exhibit B to be subject to the terms of this Agreement to the same extent as if it were an original Investor hereunder. “Affiliate” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an entity, shall include any Person who holds shares as a nominee for such entity, and (c) in respect of an entity, shall also include (i) any shareholder of such entity, (ii) any entity or individual which has a direct and indirect interest in such entity (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such entity, its shareholder, the general partner or the fund manager of such entity or its shareholder, (iv) the relatives of any individual referred to in (ii) above, and (v) any trust Controlled by or held for the benefit of such individuals. “Person” shall mean any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity. “Control” shall mean the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing. For the avoidance of doubt, no Preferred Shareholder shall be deemed to be an Affiliate of the Company.

10.7 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

10.8 Counterparts. This Agreement may be executed in one or more counterparts and may be delivered by electronic or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

10.9 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

10.10 Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

10.11 Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall prevail between the Shareholders only. The Shareholders agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency.

10.12 Dispute Resolution.

(a) Negotiation Among Parties. The parties agree to negotiate in good faith to resolve any dispute among them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 10.12(b) shall apply.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall he referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force at the time of the initiation of the arbitration, which rules are deemed to be incorporated by reference into this subsection (b). There shall be one (1) arbitrator jointly nominated by parties, who shall be qualified to practice the laws of New York. In the event that the parties cannot jointly agree on an arbitrator, the HKIAC shall appoint an arbitrator. The arbitral proceedings shall be conducted in English. The award of the arbitral tribunal shall be final and binding upon the parties thereto.

10.13 Further Actions. Each shareholder of the Company agrees that it shall use its best effort to enhance and increase the value and principal business of the Group Companies.

10.14 Effective Date. This Agreement should only take effect and become binding on and enforceable against the parties hereto subject to and upon the Closing (as defined in the Series C Purchase Agreement).

10.15 Waiver. The Company acknowledges that each of the Preferred Shareholders and their Affiliates will likely have, from time to time, information that may be of interest to the Company or its Subsidiaries (“Information”) regarding a wide variety of matters including (i) the technologies, plans and services, and plans and strategies relating thereto of such Preferred Shareholder or its Affiliates, (ii) current and future investments such Preferred Shareholder or its Affiliates has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including technologies, products and services that may be competitive with those of the Group Companies or any of its Subsidiaries, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including companies that may be competitive with the Group Companies or any of its Subsidiaries. The Company recognizes that a portion of such Information may be of interest to the Group Companies or any of its Subsidiaries. Such Information may or may not be known by any of the Preferred Directors. The Company, as a material part of the consideration for this Agreement, agrees that none of the Preferred Directors, the Preferred Shareholders or their respective Affiliates shall have any duty to disclose any Information to any of the Group Companies or any of its Subsidiaries, or permit any of the Group Companies or any of its Subsidiaries to participate in any projects or investments based on any such Information, or otherwise to take advantage of any opportunity that may be of interest to any of the Group Companies or any of its Subsidiaries if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the Preferred Shareholders’ or its Affiliates ability to pursue opportunities based on such Information or that would require any of the Preferred Shareholders, the Shareholders Directors or their representative(s), to disclose any such Information to any of the Group Companies or any of its Subsidiaries or offer any opportunity relating thereto to the Group Companies or any of its Subsidiaries.

10.16 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional Series C Preferred Shares after the date hereof pursuant to the Series C Purchase Agreement, as such agreement may be amended from time to time, any purchaser of such Series C Preferred Shares may become a party to this Agreement by executing and delivering to the Company an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:	InnoLight HK:

InnoLight Technology Corporation	InnoLight Technology HK Limited

By: /s/ Sheng Liu	By: /s/ Sheng Liu

Name: Sheng Liu	Name: Sheng Liu

Title: Director	Title: Director

InnoLight SZ:

InnoLight Technology (Suzhou) Ltd.

By: /s/ Sheng Liu

Name: Sheng Liu

Title: CEO

InnoLight USA:

Innolight Technology USA, Inc.

By: /s/ Sheng Liu

Name: Sheng Liu

Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

The undersigned (a) understands that this Agreement imposes obligations on him, (b) understands English and has read and understands the terms of this Agreement or has had this Agreement translated and explained to him, and (c) has considered this Agreement with his own tax and legal advisors and has relied solely on such advisors for tax and legal advice and will be responsible for his own liabilities resulting from this Agreement.

FOUNDER

(Only entering into this Agreement with respect to Sections 4.7, 4.8, 4.9 and Article 10 of this Agreement):

/s/ Sheng Liu

Name: Sheng Liu

ID: 510921197107018511

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	GLORY CASTLE HOLDINGS LIMITED

	By:	/s/ Sheng Liu
Name: Sheng Liu
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:

/s/ Osa Mok
Osa Mok

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	HSING HSIEN KUNG

/s/ HSING HSIEN KUNG

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:

/s/ Wen-Wei Liu
Wen-Wei Liu

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:

/s/ Wei-Long William Lee
Wei-Long William Lee

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:

/s/ Minxu Li
Minxu Li

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	CASCADE CAPITAL MANAGEMENT LCC

	By:	/s/ Yu-Nv Chen
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	REFELE HOLDINGS LIMITED

	By:	/s/ Yong Zhu
Name: Yong Zhu
Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	REFELE INVESTMENT HOLDINGS LIMITED

	By:	/s/ Jing Zhu
Name: Jing Zhu
Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	ACORN CAMPUS VENTURE FUND III

	By:	/s/ Hsing Hsien Kung
Name: Hsing Hsien Kung
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	ACORN CAMPUS CHINA FUND I, LP

	By:	/s/ Chinworth Yao
Name: Chinworth Yao
Title: General Partner

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	MONET INVESTMENT INC.

	By:	/s/ Robert Cheng
Name: Robert Cheng
Title: President

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:

/s/ Chin-Shun Wu
Chin-Shun Wu

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	EMIL CHANG

/s/ EMIL CHANG

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	SELECTED PARTNERS LIMITED

	By:	/s/ Congshu Jin
Name: Congshu Jin
Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	COWIN JIN QU LIMITED

	By:	/s/ Guibin Zhao
Name: Guibin Zhao
Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	QIANRONG CAPITAL LIMITED

	By:	/s/ Xiaoming Ye
Name: Xiaoming Ye
Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	GUOFA RONGFU CAPITAL INVESTMENT (HONG KONG) LIMITED

	By:	/s/ Xiaoyong Chen
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	COWIN WAN SHENG LIMITED

	By:	/s/ Guibin Zhao
Name: Guibin Zhao
Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	RONGDA VENTURE DEBT LIMITED

	By:	/s/ Gang Sheng
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	ANCIENT JADE INTERNATIONAL HOLDINGS LIMITED

	By:	/s/ Ying Xin
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	SHENGTANG CAPITAL LIMITED

	By:	/s/ Ming Zhong
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	DATAI OPTICAL INVESTMENT LIMITED

	By:	/s/ Quansheng Li
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:

/s/ ZHEYANG WANG
ZHEYANG WANG

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:

/s/ WAI YAN SANDY CHAU
WAI YAN SANDY CHAU

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SHAREHOLDER:	MAJUVEN FUND I LTD

	By:	/s/ LIM HO KEE
Name: LIM HO KEE
Title: DIRECTOR

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:

GC I, LP

By:
GC I, GP, its general partner

By:	/s/ Eugene Frantz

Name: Eugene Frantz

Title: General Partner

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:

LIGHTSPEED CHINA PARTNERS I, L.P.

By:	Lightspeed China Partners I GP, LLC, its general partner

By:	/s/ James Mi
Name: James Mi
Title: Managing Director

LIGHTSPEED CHINA PARTNERS I-A, L.P.

By:	Lightspeed China Partners I GP, LLC, its general partner

By:	/s/ James Mi
Name: James Mi
Title: Managing Director

[Signature Page to Shareholders Agreement]

SCHEDULE A-1

Founder and Founder Holding Company

Sheng Liu

SCHEDULE A-2

Ordinary Shareholders

Glory Castle Holdings Limited

Osa Mok

Wen-wei Liu

Wei-Long William Lee

Minxu Li

Hsing Hsien Kung

SCHEDULE A-3

Series A Preferred Shareholders

Glory Castle Holdings Limited

Monet Investment Inc.

Chin-Shun Wu

Emil Chang

Hsing Hsien Kung

Acorn Campus Venture Fund III

Refele Holdings Limited

SCHEDULE A-4

Series A-1 Preferred Shareholders

Glory Castle Holdings Limited

Cascade Capital Management LLC

Hsing Hsien Kung

Cowin Jin Qu Limited

Qianrong Capital Limited

Guofa Rongfu Capital Investment (Hong Kong) Limited

Selected Partners Limited

Refele Investment Holdings Limited

SCHEDULE A-5

Series B Preferred Shareholder

Cowin Wan Sheng Limited

SCHEDULE A-6

Series B-1 Preferred Shareholder

Cascade Capital Management LLC

Rongda Venture Debt Limited

Ancient Jade International Holdings Limited

Wai Yan Sandy Chau

Zheyang Wang

Shengtang Capital Limited

Majuven Fund I Ltd

Datai Optical Investment Limited

Acorn Campus Venture Fund I, LP

SCHEDULE A-7

Series C Preferred Shareholder

GC I, LP

Lightspeed China Partners I, L.P.

Lightspeed China Partners I-A, L.P.